UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 25, 2011

 CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Utah	000-32427	87-0386790
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

612 Santa Monica Boulevard, Santa Monica, CA 90401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 260-6150

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On February 25, 2011, Conspiracy Entertainment Holdings, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”), by and between the Company and National Financial Communications Corp. (“National”).  Pursuant to the Agreement, National will provide to the Company investor relations, advisory and consulting services (collectively “IR Services”). The consulting services to be provided include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community’s awareness of the Company’s activities.  The Agreement will terminate on August 24, 2011.

The Company will compensate National for its services as follows. For the services to be rendered and performed by National, the Company paid $65,000 for marketing and will issue 2,000,000 restricted shares of the Company’s common stock (“Common Stock”) for IR Services.

The shares of Company common stock were offered and sold in reliance on the exemption from registration under Section 4(2) of the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the individuals in connection with the offering.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Description

99.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.

Date: March 10, 2011	By:	/s/ Keith Tanaka
	Name:	Keith Tanaka
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consulting Agreement